EXHIBIT 10-5

INCREASED FACILITY ACTIVATION NOTICE

To:    JPMorgan Chase Bank, N.A.,
as Administrative Agent under the Amended and Restated Credit Agreement referred to below
Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 5, 2013, among Gannett, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and other parties party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
This notice is an Incremental Facility Activation Notice referred to in Section 2.1(d) of the Credit Agreement and Gannett, and each Lender party hereto hereby notify you that:

1.
Each Lender party hereto agrees to provide commitments and make Incremental Loans in the form of an increase in the existing Facilities (collectively, the “Incremental Facilities”) in the amount set forth under such Lender’s name on the signature pages hereof under the caption “Incremental Facility Amount”.

2.	The Facilities to be increased are the Five-Year Facility and the Term Facility.

3.	The Incremental Facility Closing Date is September 25, 2013.

4.	The aggregate principal amount of the Incremental Facilities contemplated hereby is:

Five Year Facility: $115,000,000.00
Term Facility: $10,000,000.00

5.
The Term Loans of each Lender party hereto shall mature in 20 consecutive quarterly installments, commencing on December 31, 2013, each of which shall be in an amount equal to (i) the percentage which the principal amount of such Lender’s Term Loans made on the Incremental Facility Closing Date constitutes of the aggregate principal amount of Term Loans made on the Increased Facility Closing Date multiplied by (ii) the amount set forth below opposite such installment:

Installment	Principal Amount
December 31, 2013	$500,000
March 31, 2014	$500,000
June 30, 2014	$500,000
September 30, 2014	$500,000
December 31, 2014	$500,000
March 31, 2015	$500,000
June 30, 2015	$500,000
September 30, 2015	$500,000
December 31, 2015	$500,000
March 31, 2016	$500,000
June 30, 2016	$500,000

Installment	Principal Amount
September 30, 2016	$500,000
December 31, 2016	$500,000
March 31, 2017	$500,000
June 30, 2017	$500,000
September 30, 2017	$500,000
December 31, 2017	$500,000
March 31, 2018	$500,000
June 30, 2018	$500,000
2018 Extended Termination Date	Aggregate principal amount of Term Loans made on the Incremental Facility Closing Date outstanding

6. The Incremental Facility Maturity Date for the Incremental Facilities is the 2018 Extended Termination Date.

7.
The Applicable Margin for each of the Incremental Facility shall be the same as the Applicable Margin for the applicable existing Facility. The Commitment Fees shall be paid to the increased Five Year Facility in the same manner as the existing Five Year Facility.

8.	The agreement of each Lender party hereto to make available the Incremental Facilities on the Increased Facility Closing Date is subject to the satisfaction of the following conditions precedent:

(a)	The Administrative Agent shall have received this notice, executed and delivered by Gannett and each Lender party hereto.

(b)	In the case of Incremental Loans that are an increase of an existing Facility, such Incremental Loans shall have the same terms as the existing Loans under such Facility in all respects.

(c)
Other than amortization, pricing, fees and the maturity date, each new Incremental Facility (x) shall rank pari passu with the Term Facility and the Five-Year Facility, as applicable, in right of payment, (y) shall have the same terms as the Term Facility or the Five-Year Facility, as applicable, or such terms as are reasonably satisfactory to the Administrative Agent and Gannett, and (z) except as set forth above, shall be treated substantially the same as the existing Term Facility or the Five-Year Facility, as applicable (in each case, including with respect to mandatory and voluntary prepayments)

(d)
After giving effect to the making of the Incremental Facility contemplated hereby on the Increased Facility Closing Date, (i) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties made as of a specific earlier date that shall be true and correct in all material respects as of such date, and (ii) no Default or Event of Default shall have occurred and be continuing.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of September 25, 2013.

GANNETT CO., INC.

By:/s/ Michael A. Hart
Name: Michael A. Hart
Title: Vice President & Treasurer

RBS CITIZENS, N.A.,
as Lender

By:/s/ Hassan Sayed
Name: Hassan Sayed
Title: Vice President

Increase in Five Year Commitments: $46,000,000.00
Increase in Term Loans: $4,000,000.00

TD Bank, N.A.
as Lender

By: /s/ Shivani Agarwal
Name: Shivani Agarwal
Title: Senior Vice President

Increase in Five Year Commitments: $69,000,000.00
Increase in Term Loans: $6,000,000.00

CONSENTED TO: JPMorgan Chase Bank, N.A., as Administrative Agent

By:/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director